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Exhibit 23
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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors
Wilmar Industries, Inc.
Moorestown, New Jersey

We consent to the incorporation by reference in Registration Statement No. 333-19563 of Wilmar Industries, Inc. on Form S-8 of our report dated March 6, 2000 appearing in this Annual Report on Form 10-K of Wilmar Industries, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Wilmar Industries, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 23, 2000